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                                                                    Exhibit 21.1

                            ASPECT DEVELOPMENT, INC.

                         SUBSIDIARIES OF THE REGISTRANT

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
Subsidiary                                    State or country of Incorporation
----------                                    ---------------------------------
Aspect Development (Schweiz) GmbH............ Switzerland

Aspect Development BV........................ Netherlands

Aspect Development Europe Limited............ United Kingdom

Aspect Development India Private Limited..... India

Aspect Development KK........................ Japan

Aspect Development SARL...................... France

Aspect Development GmbH...................... Germany

InfiniteSupply.com, Inc. .................... Delaware
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